Exhibit 3.1(c)

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF RENEWABLE ENERGY GROUP, INC.

Renewable Energy Group, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: The name of the Corporation is Renewable Energy Group, Inc.

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 29, 2009.

THIRD: The Certificate of Incorporation of the Corporation as heretofore amended is hereby amended and restated pursuant to Sections 242 and 245 of the DGCL.

FOURTH: The Certificate of Incorporation of the Corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of the Corporation is Renewable Energy Group, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV

A. Classes of Stock. The total number of shares of all classes of classes of capital stock that the Corporation shall have authority to issue is four hundred fifty million (450,000,000), consisting of one hundred forty million (140,000,000) shares of Class A Common Stock, par value $.0001 per share (the “Class A Common Stock”), three hundred million (300,000,000) shares of Common Stock, par value $.0001 per share (the “Common Stock”), and ten million (10,000,000) shares of Preferred Stock, par value $.0001 per share (the “Preferred Stock”). The number of authorized shares of Class A Common Stock, Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Class A Common Stock and Common Stock voting together as a single class, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required by the certificate of incorporation of the Corporation (including any applicable certificate of designations), and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in the certificate of incorporation of the Corporation (including any applicable certificate of designations), the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the Class A Common Stock, Common Stock and the Preferred Stock so entitled to vote, voting together as a single class.

B. Class A Common Stock and Common Stock. The shares of Class A Common Stock and shares of Common Stock shall be identical in all respects and shall have equal rights and privileges, except as set forth in this Section B. Upon dissolution of the Corporation, holders of Class A Common Stock and holders of Common Stock are entitled to share ratably in the assets thereof that may be available for distribution after satisfaction of creditors and any class or series of stock having a preference on dissolution over the Class A Common Stock and Common Stock. In connection with any merger or consolidation of the Corporation with or into any other entity, shares of Class A Common Stock and Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any other consideration paid or otherwise distributed to stockholders of the Corporation, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Common Stock, each voting separately as a class.

1. Dividends. Shares of Class A Common Stock and Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividend or distribution paid or distributed by the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Common Stock, each voting separately as a class; provided, however, that in the event a dividend or distribution is paid or distributed in the form of Class A Common Stock or Common Stock (or Rights (as defined in Section D below) to acquire such stock), then holders of Class A Common Stock shall receive Class A Common Stock (or Rights to acquire such stock, as the case may be), and holders of Common Stock shall receive Common Stock (or Rights to acquire such stock, as the case may be).

2. Stock Combinations and Subdivisions. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock or Common Stock, then outstanding shares of the other class will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Common Stock, each voting separately as a class.

3. Voting. Except as may otherwise be required by law or the certificate of incorporation, the holders of Class A Common Stock and Common Stock shall, in all matters that may be submitted to a vote or consent of the stockholders, vote together as a single class. Each holder of Class A Common Stock and each holder of Common Stock shall have one vote in respect of each share of Class A Common Stock and Common Stock held by such holder of record on the books of the Corporation.

4. Conversion.

(a) Each share of Class A Common Stock shall automatically, without any further action, convert into one share of Common Stock at the Final Conversion Date (as defined in Section D below). Any stock certificate that immediately prior to the Final Conversion Date represented shares of Class A Common Stock shall from and after the Final Conversion Date represent shares of Common Stock, without the need for surrender or exchange thereof.

(b) The Corporation shall, at all times, reserve and keep available out of the authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the outstanding Class A Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of all outstanding Class A Common Stock and if, at any time, the number of authorized and unissued shares of Common Stock shall not be sufficient to effect conversion of the then outstanding Class A Common Stock, the Corporation shall take such corporate action as may be necessary to increase the number of authorized and unissued shares of Common Stock to such number as shall be sufficient for such purposes.

5. No Reissuance of Class A Common Stock; Rights of Common Stock After the Final Conversion Date.

(a) Following the automatic conversion of all shares of Class A Common Stock into Common Stock pursuant to subparagraph 4(a) above, the reissuance of shares of Class A Common Stock shall be prohibited and such shares shall be retired and cancelled in accordance with Section 243 of the DGCL and the filing with the Secretary of State of the State of Delaware required thereby and upon such retirement and cancellation, all references to the Class A Common Stock in this Third Amended and Restated Certificate of Incorporation (this “Restated Certificate”) shall be eliminated.

(b) From and after the automatic conversion of all shares of Class A Common Stock into Common Stock pursuant to subparagraph 4(a) above, except as otherwise required by law or the certificate of incorporation of the Corporation, each holder of Common Stock shall be entitled to one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation and shall otherwise have the rights conferred by applicable law in respect of such shares.

C. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, as determined by the Board of Directors. The first series of Preferred Stock shall consist of three million (3,000,000) shares and is designated “Series B Preferred Stock.” The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

D. Definitions. The following terms, where capitalized in Section B of Article IV of this Restated Certificate, shall have the meanings ascribed to them below.

“Designated Public Offering” means the first sale by the Corporation of Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 (or any successor form) under the Securities Act of 1933.

“Final Conversion Date” means 5:00 p.m. in New York City, New York on the expiration date of the underwriters’ lock-up period (including any extension of such lock-up period in accordance with the terms thereof) in connection with the Designated Public Offering as provided for in the underwriting agreement among the Corporation, any selling stockholders named therein and the underwriters with respect to the Designated Public Offering.

“Rights” means any option, warrant, conversion right or contractual right of any kind to acquire shares of the Corporation’s Class A Common Stock or Common Stock, as the case may be.

E. Rights, Preferences, Powers, Restrictions and Limitations of the Series B Preferred Stock. The Series B Preferred Stock shall have such voting powers, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof, as follows:

1. Certain Definitions. As used in this Section E, the following terms shall have the meanings defined in this Section E.1. Except as the context otherwise requires, all references within this Section E to Section numbers shall be to Sections within this Section E.

“Adjustment Event” has the meaning specified in Section 8(e)(xi).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 10(a)(iii).

“Aggregate Net Proceeds” has the meaning specified in Section 7(f).

“As Converted Dividend Amount” has the meaning specified in Section 3(d).

“As Converted Liquidation Amount” has the meaning specified in Section 5(d).

“Automatic Conversion” has the meaning specified in Section 8(k)(i).

“Automatic Conversion Date” has the meaning specified in Section 8(k)(iii).

“Automatic Conversion Notice” has the meaning specified in Section 8(k)(iii).

“Available Net Proceeds” has the meaning specified in Section 7(f).

“Board of Directors” means the Board of Directors of the Corporation or a duly authorized committee thereof.

“Business Day” means any day except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) in equity of such Person, including, without limitation, all Common Stock, but excluding debt securities convertible into such equity.

“Cash Financing Offer” has the meaning specified in Section 7(f).

“Certificated Series B Preferred Stock” has the meaning specified in Section 10(a)(i).

“Change of Control Transaction” means, with respect to the Corporation, the consolidation or merger of the Corporation with or into any other entity, pursuant to which the Common Stock would be converted into or exchanged for Capital Stock of a Person other than the Corporation, other securities, other property or assets; provided, however, that such a consolidation or merger pursuant to which holders of the Corporation’s Capital Stock entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all classes of the Capital Stock of the continuing or surviving Person (or any parent thereof) entitled to vote generally in elections of directors of the continuing or surviving Person (or any parent thereof) immediately after giving effect to such transaction shall not be a Change of Control Transaction.

“Class A Common Stock” means, subject to the provisions of Section 8(f), shares of the class designated as Class A Common Stock pursuant to this Restated Certificate or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that are not subject to redemption by the Corporation.

“Close of Business” means 5:00 p.m. New York City time.

“Closing Sale Price” of the shares of Common Stock or other equity securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which shares of Common Stock or other equity securities are traded or, if the shares of Common Stock or other equity securities are not listed on a United States national or regional securities exchange, as reported by OTC Markets Group Inc. or similar organization. In the absence of such quotations, the Corporation shall be entitled to determine the Closing Sale Price on the basis it considers appropriate. The Closing Sale Price shall be determined without reference to extended or after hours trading.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the date of this Restated Certificate such Commission is not existing, then the body performing such duties at such time.

“Common Stock” means any stock of any class of the Corporation that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that is not subject to redemption by the Corporation; provided, however, that references to Common Stock in this Section E shall be deemed to exclude any outstanding shares of Class A Common Stock. Subject to the provisions of Section 8(f), however, shares issuable on conversion of Series B Preferred Stock shall include only shares of the class designated as Common Stock pursuant to this Restated Certificate or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then issuable on conversion of Series B Preferred Stock shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Conversion Agent” has the meaning specified in Section 12.

“Conversion Date” has the meaning specified in Section 8(b).

“Conversion Price” as of any date shall equal $25.00 divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 8(d).

“Corporation” has the meaning assigned to it in the preamble to this Restated Certificate, and shall include any successor to such Corporation.

“Current Market Price” has the meaning specified in Section 8(e)(vi).

“Daily VWAP” of the Common Stock, in respect of any Trading Day, means the per-share volume-weighted average price on the principal United States securities exchange on which shares of Common Stock are then traded, as displayed under the heading “Bloomberg VWAP” on the Bloomberg page (or its equivalent successor) relating to such Common Stock in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as determined by the Board of Directors in a commercially reasonable manner, using a volume-weighted average price method) and will be determined without regard to after-hours trading or any other trading outside the regular trading session.

“Deferred Dividend Payment Date” has the meaning specified in Section 3(i).

“Depositary” means, the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Series B Preferred Stock, if any. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Restated Certificate, and thereafter, “Depositary” shall mean or include such successor.

“Determination Date” has the meaning specified in Section 8(e)(xi).

“Distributed Property” has the meaning specified in Section 8(e)(iii).

“DGCL” means the General Corporation Law of the State of Delaware, as in effect from time to time.

“Dividend Daily Price Fraction” has the meaning specified in Section 4(a).

“Dividend Payment Date” means June 30 and December 30 of each year, beginning on the earliest June 30 or December 30, as the case may be, occurring immediately after the Issue Date.

“Dividend Period” means the period beginning on, and including, a Dividend Payment Date and ending on, and excluding, the next immediately succeeding Dividend Payment Date, with the exception that the first Dividend Period shall commence on, and include, the Issue Date and end on, and exclude, the next immediately succeeding Dividend Payment Date.

“Equity Offering” means the sale of Capital Stock by the Corporation where at least 90% of the consideration received by the Corporation for such Capital Stock is cash (other than Capital Stock sold pursuant to an employee stock option, stock purchase or other employee benefit plan, Capital Stock sold pursuant to the exercise of options, warrants or other rights issued or granted pursuant to an employee stock option, stock purchase or other employee benefit plan, Capital Stock sold pursuant to the exercise of warrants or other rights to acquire Capital Stock existing on the Issue Date, and Capital Stock sold to a Subsidiary of the Corporation) and, for avoidance of doubt, shall not include (x) any sale of Common Stock pursuant to the IPO Underwriting Agreement, (y) any sale of debt securities convertible into or exchangeable for Capital Stock or (z) any issuance of Capital Stock in connection with any acquisition of a business or entity (even though cash may be among the assets of such acquired business or entity).

“Equity Offering Net Proceeds” means the aggregate cash proceeds received by the Corporation in respect of any Equity Offering, net of the direct costs relating to such Equity Offering, including, without limitation, legal, accounting, investment banking and other advisor fees, disbursements and expenses, placement or sales agent fees and commissions, sales commissions, initial purchaser or underwriting discounts and commissions, filing fees and all other expenses in connection with the preparation, printing filing, delivering and shipping of any documents relating to the Equity Offering, all expenses in connection with the registration or qualification of the securities sold in the Equity Offering under applicable securities laws, fees and expenses in connection with listing any securities sold in the Equity Offering on a securities exchange, fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the securities sold in the Equity Offering, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of such securities, the cost and charges of any transfer agent or registrar for the securities sold in the Equity Offering, the transportation and other expenses incurred by the Corporation in connection with presentations to prospective purchasers in the Equity Offering or any “road show” undertaken in connection with the marketing of the Equity Offering, and any other expenses required to be paid by the Corporation pursuant to any underwriting, purchase, placement or sales agency, securities purchase or similar agreement relating to the sale of securities in an Equity Offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Expiration Time” has the meaning specified in Section 8(e)(v).

“Fair Market Value” has the meaning specified in Section 8(e)(vi).

“Global Series B Preferred Stock” has the meaning specified in Section 10(a)(i).

“Holder Redemption Notice” has the meaning specified in Section 7(i)(iii).

“Holders” means the Persons in whose names the shares of Series B Preferred Stock are registered on the stock register for the Series B Preferred Stock, which may be treated by the Corporation, Transfer Agent, Registrar, Paying Agent and Conversion Agent as the absolute owners of the shares of Series B Preferred Stock for the purpose of making payment and settling any conversion and for all other purposes.

“Initial Conversion Price” means 125% of the IPO Price.

“Initial Optional Redemption Date” has the meaning specified in Section 7.

“IPO” means the initial public offering of the Common Stock pursuant to a firm commitment underwriting and in connection with which the Common Stock becomes listed on a United States national or regional securities exchange.

“IPO Price” means the public offering price (price to public) in the IPO, as set forth on the cover page of the final prospectus relating to the IPO.

“IPO Underwriting Agreement” means the underwriting agreement among the Corporation, any selling stockholders and the underwriters for the IPO, pursuant to which the Corporation sells Common Stock in the IPO.

“Issue Date” means the date of original issuance of the Series B Preferred Stock.

“Junior Stock” has the meaning specified in Section 2(a).

“Liquidation Participation Amount” has the meaning specified in Section 5(d),

“Liquidation Preference” has the meaning specified in Section 5(a).

“Lock-Up Expiration Date” means the expiration date of the underwriters’ lock-up period in connection with the IPO (during which lock-up period the Corporation has agreed, subject to certain exceptions, not to sell or otherwise dispose of shares of Common Stock and which lock-up period may be extended, upon request of the Corporation or the underwriters, to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), as provided for in the IPO Underwriting Agreement.

“Make-Whole Payment” has the meaning specified in Section 7(b)(i)

“Measurement Period” has the meaning specified in Section 8(k)(i).

“Offer” means any Cash Financing Offer.

“Offer Amount” has the meaning specified in Section 7(g)(i).

“Offer Period” has the meaning specified in Section 7(g)(iii).

“Offer Price” means, with respect to one share of Series B Preferred Stock, the sum of the Stated Value thereof plus an amount equal to all dividends (whether or not declared) accumulated and unpaid thereon to, but excluding, the Purchase Date, subject to adjustment as provided in Section 7(g)(iv).

“Officer’s Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Chief Accounting Officer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Corporation.

“Open of Business” means 9:00 a.m. New York City time.

“Optional Deferral” has the meaning specified in Section 3(i).

“Optional Deferral Period” has the meaning specified in Section 3(i).

“Optionally Deferred Dividend” has the meaning specified in Section 3(i).

“Outstanding”, when used with reference to the Series B Preferred Stock, means, as of any date of determination, all shares of Series B Preferred Stock outstanding as of such date, except shares of Series B Preferred Stock converted into Common Stock (or for which payment has been given in lieu of fractional shares) pursuant to Section 8 and shares of Series B Preferred Stock deemed not Outstanding pursuant to Section 7; provided, however, that with respect to any Series B Preferred Stock that is to be redeemed, if a notice of redemption has been duly given pursuant to Section 7 and the Paying Agent holds, in accordance with Section 7, money sufficient to pay the Redemption Price for the shares of Series B Preferred Stock to be redeemed, then immediately after the Redemption Date set for such redemption, such shares of Series B Preferred Stock shall cease to be Outstanding; provided further that, in determining whether the Holders of Series B Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Series B Preferred Stock owned by the Corporation or its Subsidiaries shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or other action, only Series B Preferred Stock that the Registrar has actual knowledge of being so owned shall be deemed not to be Outstanding.

“Parity Stock” has the meaning specified in Section 2(b).

“Paying Agent” has the meaning specified in Section 12.

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Preferred Stock” has the meaning specified in Section A of Article IV of this Restated Certificate.

“Pro Rata Percentage” has the meaning specified in Section 7(g)(i).

“Purchase Date” has the meaning specified in Section 7(g)(iii).

“Purchased Shares” has the meaning specified in Section 8(e)(v).

“Record Date” has the meaning specified in Section 8(e)(vi).

“Regular Record Date,” with respect to any Dividend Payment Date, shall mean the December 15 and June 15 (whether or not such day is a Business Day) immediately preceding the applicable December 30 or June 30 Dividend Payment Date, respectively.

“Redemption Date” means (a) in the case of a redemption pursuant to Sections 7(a), 7(b), 7(h) and 7(j), the date fixed for redemption, and (b) in the case of a redemption pursuant to Section 7(i), June 30, 2015.

“Redemption Price” means, with respect to one share of Series B Preferred Stock, the sum of the Stated Value thereof plus an amount equal to all dividends (whether or not declared) accumulated and unpaid thereon to, but excluding, the Redemption Date, subject to adjustment as provided in Section 7(e).

“Registrar” has the meaning specified in Section 9.

“Restated Certificate” has the meaning specified in Section B of this Article IV, as the same may be amended, modified or restated from time to time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Senior Stock” has the meaning specified in Section 2(c).

“Spin-Off” has the meaning specified in Section 8(e)(iii).

“Stated Value” means, with respect to one share of Series B Preferred Stock, $25.00.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

“Trading Day” means (x) if the applicable security is listed or admitted for trading on The NASDAQ Stock Market, the New York Stock Exchange or another national securities exchange, a day on which The NASDAQ Stock Market, the New York Stock Exchange or another national securities exchange is open for business or (y) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transfer Agent” has the meaning specified in Section 9.

“Trigger Event” has the meaning specified in Section 8(e)(iii).

“Valuation Period” has the meaning specified in Section 8(e)(iii).

2. Rank. The Series B Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank:

(a) senior to the Common Stock, the Class A Common Stock and any other class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks junior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Junior Stock”);

(b) on a parity with any class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks on a parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Parity Stock”); and

(c) junior to each class or series of Capital Stock of the Corporation, the terms of which do not expressly provide that such class or series ranks junior to or on a parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Senior Stock”).

3. Dividends.

(a) The Holders of Series B Preferred Stock shall be entitled to receive, when, as and if, declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, cumulative dividends at the rate per annum of 4.50% of the Stated Value per share. Such dividends shall be payable in arrears on each Dividend Payment Date, in preference to and in priority over dividends on any Junior Stock but subject to the rights of any holders of Senior Stock or Parity Stock.

(b) Dividends shall be cumulative from the Issue Date or the last Dividend Payment Date for which all then-accumulated dividends were paid, whichever is later, whether or not funds of the Corporation are legally available for the payment of such dividends and whether or not declared by the Board of Directors. The amount of dividends payable for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the annual dividend rate by two. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Stock shall be appropriately prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Each such dividend shall be payable on a Dividend Payment Date to the Holders of Series B Preferred Stock, as they appear on the Corporation’s stock register at the Close of Business on a Regular Record Date with respect to such Dividend Payment Date. Accumulations of dividends on shares of Series B Preferred Stock shall not bear interest, and Holders of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Stock, except as set forth in Section 3(d) below.

(c) Accumulated and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to Holders of record on a special record date, which shall be not more than 15 calendar days and not less than 10 calendar days preceding the payment date thereof, as may be fixed by the Board of Directors. Notice of the proposed payment of such dividends and such special record date shall be mailed by first class mail to each Holder of Series B Preferred Stock at its last address appearing in the stock register.

(d) Notwithstanding the foregoing, in the event that the product of (i) the dividends declared in respect of one share of the Common Stock during any full Dividend Period and (ii) the number of shares of Common Stock into which one share of Series B Preferred Stock would then be convertible (the “As-Converted Dividend Amount”) exceeds the amount of dividends payable in respect of one share of Series B Preferred Stock for such Dividend Period in accordance with Section 3(b) above, then the amount of dividends payable in respect of one share of Series B Preferred Stock for such Dividend Period shall instead be the As-Converted Dividend Amount.

(e) Accumulated dividends payable upon redemption or upon purchase pursuant to Section 7 will be payable to the Person to whom the Redemption Price or Purchase Price is payable pursuant to such redemption or purchase (unless the Redemption Date or Purchase Date falls after the Close of Business on a Regular Record Date and prior to the Close of Business on the corresponding Dividend Payment Date, in which case the semi-annual dividend payment payable on such Dividend Payment Date shall be payable to the Holders of record of the Series B Preferred Stock at the Close of Business on the such Regular Record Date).

(f) Notwithstanding the foregoing, if any share of Series B Preferred Stock is surrendered for conversion into Common Stock during the period from the Close of Business on the Regular Record Date for any Dividend Payment Date to the Close of Business on the Business Day next preceding such Dividend Payment Date, the Holder of such share at the Close of Business on the Regular Record Date shall receive the dividend payable on such share on the corresponding Dividend Payment Date notwithstanding the conversion. Such share, upon surrender for conversion, shall be accompanied by funds equal to the amount of dividend payable on such share so converted, except as provided in Section 8(b).

(g) Subject to the Corporation’s election made pursuant to Section 4(a), the Corporation shall pay dividends on any shares by check mailed to Holders of Series B Preferred Stock at the addresses of such Holders as they appear in the stock register (or, upon written notice, by wire transfer in immediately available funds, if such a Holder is the registered Holder of in excess of 80,000 shares in the aggregate).

(h) Subject to Section 6(b), no dividend shall be declared or paid, or funds set apart for the payment of any dividend or other distribution upon any shares of Junior Stock or Parity Stock (other than dividends or distributions payable solely in shares of Common Stock or in options, warrants or other rights to acquire shares of Common Stock), nor shall any shares of Junior Stock or Parity Stock be repurchased for value (other than Capital Stock) (other than (i) the repurchase of any Capital Stock of the Corporation held by any current or former officer, director, employee or consultant of the Corporation or any of its Subsidiaries pursuant to any employment agreement that has been approved by the Board of Directors or any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or any management equity plan or stock option plan or any other management or employee benefit plan or agreement or payments to purchase Capital Stock of the Corporation held by any employee of the Corporation or any of its Subsidiaries upon the death, disability of such employee, (ii) any repurchase of Capital Stock of the Corporation deemed to occur upon the exercise of stock options, warrants or other equity based awards to the extent such Capital Stock represents a portion of any exercise price of those stock options, warrants or other equity based awards and any repurchase of Capital Stock deemed to occur upon the withholding of a portion of Capital Stock granted or awarded to an employee to pay for the estimated taxes payable by such employee upon such grant or award or exercise, settlement or vesting thereof, (iii) the purchase, redemption, cancellation or other retirement for a nominal value per right of any rights granted to holders of Common Stock pursuant to a stockholder rights plan, (iv) payments or distributions to dissenting stockholders required by applicable law, or payments of cash in lieu of the issuance of fractional shares, pursuant to or in connection with a consolidation, merger or transfer of assets of the Corporation, or (v) cash payments in lieu of the issuance of fractional shares in connection with the exercise, conversion or exchange of any warrants, options or other securities convertible into or exchangeable for Capital Stock of the Corporation), unless all accumulated and unpaid dividends, through the most recent Dividend Payment Date (whether or not there are funds of the Corporation legally available for the payment of dividends) on the shares of Series B Preferred Stock and any Parity Stock have been paid in full or set apart for payment; provided, however, that, notwithstanding any provisions of this Section 3(h) to the contrary, the Corporation may redeem, repurchase or otherwise acquire for consideration Series B Preferred Stock and Parity Stock pursuant to a purchase or exchange offer made on the same terms to all holders of such Series B Preferred Stock and Parity Stock.

When dividends are not paid in full, as aforesaid, upon the shares of Series B Preferred Stock, all dividends declared on the Series B Preferred Stock and any other Parity Stock shall be paid either (A) pro rata so that the amount of dividends so declared on the shares of Series B Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Series B Preferred Stock and such class or series of Parity Stock bear to each other or (B) on another basis that is at least as favorable to the Holders of Series B Preferred Stock entitled to receive such dividends.

(i) The Corporation shall have the right, at its option, to defer a dividend payment (such deferral of payment, an “Optional Deferral”) for any Dividend Period until the next succeeding Dividend Payment Date (such Dividend Period, the “Optional Deferral Period” and such next succeeding Dividend Payment Date, the

“Deferred Dividend Payment Date”), notwithstanding anything to the contrary herein. During an Optional Deferral Period, dividends on the Series B Preferred Stock shall not be currently payable (“Optionally Deferred Dividend”), but shall continue to accumulate (and, for avoidance of doubt, no interest shall be payable on an Optionally Deferred Dividend). On the Deferred Dividend Payment Date, the Corporation shall pay all Optionally Deferred Dividend amounts to the Holders in whose name the shares of Series B Preferred Stock are registered in the stock register at the Close of Business on the Regular Record Date immediately preceding the Deferred Dividend Payment Date. The Corporation may not defer the payment of dividends pursuant to this Section 3(i) for more than two Optional Deferral Periods, and such Optional Deferral Periods may not be consecutive Dividend Periods.

The Corporation shall give written notice to the Paying Agent and the Holders of Series B Preferred Stock that it has elected an Optional Deferral and of the Deferred Dividend Payment Date at least five Business Days prior to the earlier of (i) the date the Paying Agent is required to give notice to any securities exchange or to Holders of Series B Preferred Stock of the Regular Record Date or the corresponding Dividend Payment Date or (ii) the Regular Record Date corresponding to the Dividend Payment Date on which the Optional Deferral Period will begin. Notwithstanding anything in this Section 3 to the contrary, the Corporation shall only be required to pay dividends in cash on the Series B Preferred Stock if funds are legally available therefor.

4. Method of Payment of Dividends.

(a) The Corporation may pay dividends on the Series B Preferred Stock (whether or not for a current Dividend Period or any prior Dividend Period) in cash or by delivering shares of Common Stock (or Class A Common Stock, as the case may be and as provided in the next succeeding sentence) or through any combination of cash and shares of Common Stock (or Class A Common Stock, as the case may be), at the Corporation’s option. If the Corporation elects to pay some or all of any dividend payment with respect to a Dividend Payment Date occurring between the Issue Date and the Close of Business on the Lock-Up Expiration Date by delivering shares, the Corporation shall make such payment by delivering shares of Class A Common Stock, and if the Corporation makes such an election with respect to a Dividend Payment Date occurring on and after the Close of Business on the Lock-Up Expiration Date, the Corporation shall make such payment by delivering shares of Common Stock. If the Corporation elects to pay some or all of any dividend payment by delivering shares of Common Stock (or Class A Common Stock, as the case may be), then the number of shares of Common Stock (or Class A Common Stock, as the case may be) a Holder of Series B Preferred Stock will receive will be that number of shares equal to (x) the amount of the portion of the dividend payment to be paid to such Holder in shares, divided by (y) the greater of (1) the price per share of the Common Stock determined during the 10 consecutive Trading Days ending on the Trading Day immediately preceding the Regular Record Date for such dividend payment using the sum of the Dividend Daily Price Fractions for such 10 consecutive Trading Days (where “Dividend Daily Price Fraction” means, for each such Trading Day, 10% multiplied by the Daily VWAP per share of the Common Stock for such day) and (2) the par value per share of the Common Stock; provided, that in the event the Common Stock has traded for fewer than 10 consecutive Trading Days immediately preceding such Regular Record Date, in determining such price per share in clause (y), references in such clause (y) to consecutive 10 Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days that the Common Stock shall have been traded and references to 10% in the definition of Dividend Daily Price Fraction shall be deemed replaced by the percentage determined by dividing 1 by such lesser number of consecutive Trading Days and multiplying such result by 100; all calculations of price in this Section 4(a) shall be rounded to the nearest two decimal places.

(b) The Corporation shall not deliver fractional shares if the Corporation elects to deliver shares of Common Stock (or Class A Common Stock, as the case may be) for any dividend payment. Instead, the Corporation shall either (i) deliver a number of shares of Common Stock (or Class A Common Stock, as the case may be) rounded up to the nearest whole number of shares of Common Stock (or Class A Common Stock, as the case may be) or (ii) to the extent permitted by the DGCL, pay cash in lieu of fractional shares based on the per-share value determined pursuant to clause (y) in Section 4(a) above.

(c) The Corporation will notify Holders of Series B Preferred Stock at least five Business Days prior to the start of the averaging period referred to in Section 4(a) above of the extent to which the Corporation will pay any portion of such dividend payment by delivering shares of Common Stock (or Class A Common Stock, as the case may be). The Corporation may not change the form or components or percentages of consideration to be paid in respect of such payment once the Corporation has given Holders of Series B Preferred Stock notice thereof, except as described in the preceding sentence.

(d) In order to satisfy any obligation to withhold taxes arising from any payment of a dividend or deemed dividend with respect to the Series B Preferred Stock, by purchasing and/or acquiring Series B Preferred Stock, each Holder of Series B Preferred Stock is deemed to authorize the Corporation and the Paying Agent to make any deductions required by law or, in the event the Corporation elects to pay some or all of any dividend payment by delivering shares of Common Stock, to withhold shares that may be sold for withholding taxes required by law, and to pay to any taxing authority any amount necessary to satisfy such obligations.

5. Liquidation, Dissolution or Winding Up.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be paid or distributed to the creditors of the Corporation and the holders of any Senior Stock, but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount per share of Series B Preferred Stock equal to the sum of the Stated Value thereof plus all dividends (whether or not declared) accumulated and unpaid thereon to, but excluding, the date of payment (such sum, the “Liquidation Preference”).

(b) Neither the voluntary sale, conveyance, exchange, license or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Corporation’s property or assets (other than in connection with the liquidation, winding-up or dissolution of its business), nor the consolidation, merger or amalgamation of the Corporation with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation for purposes of this Section 5.

(c) In the event the assets of the Corporation available for distribution to the Holders of Series B Preferred Stock upon any voluntary or involuntary liquidation, winding-up or dissolution of the Corporation shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 5(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Series B Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which holders of all Series B Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

(d) If the Liquidation Preference has been paid in full to all Holders of Series B Preferred Stock and the corresponding amounts payable with respect to any Parity Stock have been paid in full, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences; provided that if the value of such assets or proceeds to be distributed with respect to the number of shares of Common Stock into which one share of Series B Preferred Stock would then be convertible (the “As-Converted Liquidation Amount”) exceeds the Liquidation Preference for one share of Series B Preferred Stock, then the Holders of Series B Preferred Stock shall be entitled to receive, for each share of Series B Preferred Stock, an additional amount (the “Liquidation Participation Amount”) out of such assets or proceeds such that the As-Converted Liquidation Amount equals the sum of the Liquidation Preference plus the Liquidation Participation Amount, after making appropriate adjustment such that the Holders of Series B Preferred Stock receive the same amount on an as-converted basis as the holders of a number of shares of Common Stock equal to the number of shares of Common Stock into which one share of Series B Preferred Stock would then be convertible.

6. Voting.

(a) General. Each Holder of Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such Holder are convertible (as adjusted from time to time pursuant to Section 8(e) hereof) as of the Close of Business on the record date for each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as required by law, by the provisions of Section 6(b) or 6(c) below or by the provisions establishing any other series of Preferred Stock, Holders of Series B Preferred Stock shall vote together with the holders of Common Stock and with the holders of any other class or series of Capital Stock of the Corporation entitled to vote with the Common Stock, as a single class.

(b) Consent Required for Dividend Payments. So long as at least 300,000 shares of Series B Preferred Stock remain Outstanding, without the affirmative vote or consent of the Holders of at least 75% of the shares of Series B Preferred Stock at the time Outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, the Corporation shall not (a) declare or pay any dividend or make any distribution on or with respect to the Corporation’s Capital Stock (other than dividends or distributions payable solely in shares of Common Stock or in options, warrants or other rights to acquire shares of Common Stock and other than in connection with the issuance of rights pursuant to a stockholder rights plan adopted by the Board of Directors) held by Persons other than the Corporation or any wholly owned Subsidiary of the Corporation or (b) repurchase for value (other than Capital Stock) any shares of the Corporation’s Capital Stock (other than (i) the repurchase of any Capital Stock of the Corporation held by any current or former officer, director, employee or consultant of the Corporation or any of its Subsidiaries pursuant to any employment agreement that has been approved by the Board of Directors or any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or any management equity plan or stock option plan or any other management or employee benefit plan or agreement or payments to purchase Capital Stock of the Corporation held by any employee of the Corporation or any of its Subsidiaries upon the death, disability of such employee, (ii) any repurchase of Capital Stock of the Corporation deemed to occur upon the exercise of stock options, warrants or other equity based awards to the extent such Capital Stock represents a portion of any exercise price of those stock options, warrants or other equity based awards and any repurchase of Capital Stock deemed to occur upon the withholding of a portion of Capital Stock granted or awarded to an employee to pay for the estimated taxes payable by such employee upon such grant or award or exercise, settlement or vesting thereof, (iii) the purchase, redemption, cancellation or other retirement for a nominal value per right of any rights granted to holders of Common Stock pursuant to a stockholder rights plan, (iv) payments or distributions to dissenting stockholders required by applicable law, or payments of cash in lieu of the issuance of fractional shares, pursuant to or in connection with a consolidation, merger or transfer of assets of the Corporation, (v) cash payments in lieu of the issuance of fractional shares in connection with the exercise, conversion or exchange of any warrants, options or other securities convertible into or exchangeable for Capital Stock of the Corporation, or (vi) any payments on the Series B Preferred Stock provided for in this Section E).

(c) Class Voting Rights as to Particular Matters. So long as any shares of Series B Preferred Stock are Outstanding, in addition to any other vote or consent of stockholders required by law or by this Restated Certificate, the vote or consent of the Holders of at least 75% of the shares of Series B Preferred Stock at the time Outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any provision of this Section E so as to adversely affect the powers, preferences or rights of the Series B Preferred Stock. In addition, for the avoidance of doubt, but subject to the immediately preceding sentence, the Holders of Series B Preferred Stock shall not have any separate class voting rights with respect to any sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Corporation’s property or assets, or the consolidation, merger or amalgamation of the Corporation with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Corporation, except as required by the DGCL.

7. Redemption and Repurchase.

(a) Optional Redemption by the Corporation. Except as provided in Section 7(b), 7(h) or 7(j), the Corporation may not redeem any Series B Preferred Stock prior to the date that is 18 months following the Lock-Up Expiration Date (such date, the “Initial Optional Redemption Date”). At any time on or after the Initial Optional Redemption Date, the Series B Preferred Stock may be redeemed at the option of the Corporation, out of funds legally available for payment on account of such redemption, in whole or in part, for cash, at any time and from time to time, at the Redemption Price.

In case the Corporation shall desire to exercise the right to redeem all or, as the case may be, any part of the Outstanding shares of Series B Preferred Stock pursuant to this Section 7(a), it shall fix a date for redemption and it or, at its written request received by the Transfer Agent not fewer than 45 calendar days prior (or such shorter period of time as may be acceptable to the Transfer Agent) to the date fixed for redemption, the Transfer Agent in the name of and at the expense of the Corporation, shall mail or cause to be mailed a notice of such redemption not fewer than 20 calendar days nor more than 60 calendar days prior to the Redemption Date to each Holder of Series B Preferred Stock so to be redeemed; provided that if the Corporation shall give such notice, it shall also give written notice of the Redemption Date to the Transfer Agent.

(b) Optional Redemption Upon Change of Control Transaction.

(i) If a Change of Control Transaction occurs at any time before the Initial Optional Redemption Date, then all, but not part, of the then Outstanding shares of Series B Preferred Stock may be redeemed at the option of the Corporation, out of funds legally available for payment on account of such redemption, for cash, at the Redemption Price plus an additional payment (the “Make-Whole Payment”) in an amount equal to $2.25 per share less the amount of any dividends paid on such share of Series B Preferred Stock since the Issue Date.

(ii) Notwithstanding Section 7(b)(i), and in clarification of the provisions of Section 7(e) with respect to a redemption upon a Change of Control Transaction, if the Series B Preferred Stock is redeemed on a Redemption Date that is after the Close of Business on a Regular Record Date and prior to the Close of Business on the corresponding Dividend Payment Date, the accumulated dividends payable in respect of such Dividend Payment Date shall not be payable to the Holders surrendering the Series B Preferred Stock for redemption on such Redemption Date, but the full amount of the relevant dividends payable on such Dividend Payment Date shall be paid to the Holders of record on the applicable Regular Record Date, and the Make-Whole Payment made with respect to one share of such Series B Preferred Stock to redeeming Holders shall equal $2.25 per share less the amount of any dividends (including for this purpose the dividends payable on such Dividend Payment Date to the Holders of record on such applicable Regular Record Date) paid on such share of Series B Preferred Stock since the Issue Date.

(iii) In case the Corporation shall desire to exercise the right to redeem all of the Outstanding shares of Series B Preferred Stock upon a Change of Control Transaction pursuant to this Section 7(b), it shall fix a date for redemption that is not more than 20 calendar days after the occurrence of the Change of Control Transaction (and which may be the same date as the closing date of such Change of Control Transaction) and it or, at its written request received by the Transfer Agent not fewer than 45 calendar days prior (or such shorter period of time as may be acceptable to the Transfer Agent) to the date fixed for redemption, the Transfer Agent in the name of and at the expense of the Corporation, shall mail or cause to be mailed a notice of such redemption not fewer than 15 calendar days prior to the Redemption Date to each Holder of Series B Preferred Stock; provided that if the Corporation shall give such notice, it shall also give written notice of the Redemption Date to the Transfer Agent.

(c) Notice of Redemption; Selection of Shares.

(i) Each notice of redemption given pursuant to Section 7(a), 7(b), 7(h) or 7(j) shall specify the CUSIP number of the Series B Preferred Stock, the Redemption Date (which shall be a Business Day), the Redemption Price, the place or places where such Series B Preferred Stock is to be surrendered for payment of the Redemption Price and that payment will be made upon presentation and surrender of the shares of Series B Preferred Stock so called for redemption (or required to be redeemed, as the case may be), that dividends accumulated and unpaid to the Redemption Date will be paid as specified in said notice, that on and after the Redemption Date dividends in respect of the shares of Series B Preferred Stock called for redemption will cease to accumulate, and the current Conversion Rate. Each notice given pursuant to Section 7(a), 7(b) or 7(h) shall also state the date on which the right to convert the shares of Series B Preferred Stock called for redemption will expire, and the place or places where such Series B Preferred Stock may be surrendered for conversion. Each notice given pursuant to Section 7(b) shall also state the amount of the Make-Whole Payment. If fewer than all the Outstanding shares of Series B Preferred Stock are to be redeemed, the notice of redemption shall identify the shares of Preferred Stock to be redeemed (including the certificate number, the total number of shares represented thereby and the number of such shares being redeemed on the Redemption Date) and shall state that, in the event any certificate representing shares of Series B Preferred Stock, not all of which are subject to redemption, is surrendered for payment, a new certificate representing the unredeemed portion of such shares will be issued.

(ii) Any notice of redemption shall be mailed by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any share of Series B Preferred Stock designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other share of Series B Preferred Stock.

(iii) On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 7(c), the Corporation will deposit with the Transfer Agent or with one or more Paying Agents (or, if the Corporation is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of money in immediately available funds sufficient to redeem on the Redemption Date at the Redemption Price all of the shares of Series B Preferred Stock, in the case of a redemption pursuant to Section 7(a), 7(b) or 7(h), so called for redemption (other than those theretofore surrendered for conversion into Common Stock) or, in the case of a redemption pursuant to Section 7(i) or 7(j), required to be redeemed by the Holders thereof; provided that if such payment is made on the Redemption Date it must be received by the Transfer Agent or Paying Agent, as the case may be, by 10:00 a.m. New York City time on such date. The Corporation shall be entitled to retain any interest, yield or gain on amounts deposited with the Transfer Agent or any Paying Agent pursuant to this Section 7(c) in excess of amounts required hereunder to pay the Redemption Price. If any shares of Series B Preferred Stock called for redemption are converted pursuant hereto prior to such Redemption Date, any money deposited with the Transfer Agent or any Paying Agent or so segregated and held in trust for the redemption of such shares shall be paid to the Corporation upon its written request, or, if then held by the Corporation, shall be discharged from such trust. Whenever any shares of Series B Preferred Stock are to be redeemed, the Corporation will give the Transfer Agent written notice in the form of an Officer’s Certificate not fewer than 45 days (or such shorter period of time as may be acceptable to the Transfer Agent) prior to the applicable Redemption Date as to the number of shares of Series B Preferred Stock to be redeemed.

(iv) If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be selected on a pro rata basis. If any certificate representing shares of Series B Preferred Stock selected for partial redemption is submitted for conversion in part after such selection and before mailing of the notice of redemption, the portion of such certificate submitted for conversion shall be deemed to be the portion that had been selected for redemption (notwithstanding that such portion shall be converted, and not redeemed).

(v) Upon any redemption of less than all of the Outstanding shares of Series B Preferred Stock, the Corporation and the Transfer Agent may (but need not), solely for purposes of determining the pro rata allocation among such shares as are unconverted and Outstanding at the time of redemption, treat as Outstanding any shares surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption and may (but need not) treat as Outstanding any shares represented by a certificate or certificates authenticated and delivered during such period in exchange for the unconverted portion of any certificate representing shares converted in part during such period.

(d) Payment of Shares to be Redeemed. If notice of redemption has been given as provided in Section 7(c) or, in the case of a redemption pursuant to Section 7(i), a Holder Redemption Notice has been properly given and not withdrawn in accordance with Section 7(i), the shares of Series B Preferred Stock with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and on and after the Redemption Date (unless the Corporation shall default in the payment of the Redemption Price for such shares) dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accumulate and, after the Close of Business on the Business Day immediately preceding the Redemption Date (unless the Corporation shall default in the payment of the Redemption Price for such shares) such shares shall cease to be convertible into Common Stock and the Holders thereof shall have no right in respect of such shares except the right to receive the Redemption Price thereof. On presentation and surrender of such shares at a place of payment in said notice specified, the said shares shall be paid and redeemed by the Corporation at the Redemption Price.

In the event any certificate that represents more than one share of Series B Preferred Stock, not all of which are subject to redemption, is surrendered at any office or agency of the Corporation designated for that purpose (with, if the Corporation or the Transfer Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Transfer Agent duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), the Corporation shall execute, and the Transfer Agent shall authenticate and deliver to the Holder of such shares of Series B Preferred Stock without service charge, a new certificate or certificates, representing any number of shares of Series B Preferred Stock, as requested by such Holder, in an aggregate amount equal to the number of shares not redeemed and represented by the certificate so surrendered.

Notwithstanding the foregoing, unless full cumulative dividends (whether or not declared) on all Outstanding shares of Series B Preferred Stock have been paid or set apart for payment for all Dividend Periods terminating on or before the Redemption Date, none of the shares of Series B Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Stock and any Parity Stock.

(e) Treatment of Dividends for Redemption Dates between Regular Record Date and Dividend Payment Date. If a Redemption Date falls after the Close of Business on a Regular Record Date and prior to the Close of Business on the corresponding Dividend Payment Date, then the full amount of dividends payable on the Series B Preferred Stock to be redeemed on such Redemption Date shall be paid to the Holders of record of such shares of Series B Preferred Stock at the Close of Business on such Regular Record Date instead of the Holders surrendering such shares of Series B Preferred Stock for redemption on such Redemption Date.

(f) Offer to Purchase by Application of Equity Offering Net Proceeds. If, during the period commencing on the closing date of the IPO and ending on and including the Initial Optional Redemption Date, the Corporation conducts an Equity Offering or Offerings and the aggregate amount of Equity Offering Net Proceeds therefrom (the “Aggregate Net Proceeds”) exceeds $20,000,000, then, within 20 Business Days thereof, the Corporation shall make an offer (a “Cash Financing Offer”), if funds are legally available therefor, to all Holders to purchase or redeem the maximum number of shares of Series B Preferred Stock at the Offer Price (including for this purpose the estimated amount of all fees and expenses incurred by the Corporation in connection with the Cash Financing Offer) that may be purchased, prepaid or redeemed using 25% of the Aggregate Net Proceeds (the “Available Net Proceeds”). If any Available Net Proceeds remain after consummation of a Cash Financing Offer, the Corporation may use those Available Net Proceeds for any purpose not otherwise prohibited by this Restated Certificate. Upon completion of each Cash Financing Offer, the amount of Aggregate Net Proceeds and Available Net Proceeds shall be reset at zero.

(g) Mechanics of Offers to Purchase.

(i) For purposes of Section 7(f), the maximum number of shares of Series B Preferred Stock that may be purchased or redeemed using the Available Net Proceeds is herein referred to as the “Offer Amount.” Each Holder of Series B Preferred Stock may only tender, in an Offer, up to the percentage of shares of Series B Preferred Stock owned by such Holder that represents the percentage (the “Pro Rata Percentage”) computed by dividing the applicable Offer Amount by the aggregate number of then Outstanding shares of Series B Preferred Stock, and rounding down to the nearest whole share, and tenders in excess of the Pro Rata Percentage shall not be accepted. The Offer Price in an Offer shall be payable in cash.

(ii) The Corporation shall comply with the requirements of Rule 13e-4 under the Exchange Act (or any successor rule thereto), Rule 14e-1 under the Exchange Act (or any successor rule thereto) and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of shares of Series B Preferred Stock pursuant to an Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 7(f), the Corporation shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 7(f) by virtue of such compliance. In addition, the Corporation may conduct an Offer only to the extent funds are legally available therefor.

(iii) Any Offer shall be made to all Holders of Series B Preferred Stock and shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Corporation shall apply all Available Net Proceeds to the purchase of Series B Preferred Stock or, if fewer shares of Series B Preferred Stock than the Offer Amount have been tendered, all shares tendered in response to the Offer.

(iv) If a Purchase Date for an Offer is after the Close of Business on a Regular Record Date and prior to the Close of Business on the corresponding Dividend Payment Date, any accumulated and unpaid dividends on a shares of Series B Preferred Stock shall be paid to the Person in whose name such share is registered at the Close of Business on such Regular Record Date, and no additional dividends shall be payable to Holders who tender shares of Series B Preferred Stock pursuant to such Offer.

(v) Upon the commencement of an Offer, the Corporation shall send, by first class mail, a notice to the Transfer Agent and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender shares of Series B Preferred Stock pursuant to the Offer. The notice, which will govern such Offer, shall state:

(A) that the Offer is being made pursuant to Section 7(f) and the length of time the Offer will remain open;

(B) the Offer Amount, the Pro Rata Percentage, the Offer Price and the Purchase Date;

(C) that any share of Series B Preferred Stock not tendered or accepted for payment will continue to accumulate dividends;

(D) that, unless the Corporation defaults in making such payment, any shares of Series B Preferred Stock accepted for payment pursuant to the Offer will cease to accumulate dividends on and after the Purchase Date;

(E) that Holders electing to have shares of Series B Preferred Stock purchased pursuant to any Offer will be required to surrender the certificate representing such shares, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the certificate completed, to the Corporation or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(F) that Holders will be entitled to withdraw their election if the Corporation or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Series B Preferred Stock the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such shares purchased;

(G) that only the Pro Rata Percentage of a Holder’s shares of Series B Preferred Stock will be accepted for tender; and

(H) that in the event any certificate representing shares of Series B Preferred Stock is surrendered for payment and not all shares represented thereby are purchased pursuant to the Offer, a new certificate representing the unpurchased portion of such shares will be issued.

(vi) On or before the Purchase Date for an Offer, the Corporation shall, to the extent lawful, accept for payment the Offer Amount of shares of Series B Preferred Stock tendered pursuant to the Offer or, if less than the Offer Amount has been tendered, all shares properly tendered in accordance with the terms of this Section 7(g), and shall deliver or cause to be delivered to the Transfer Agent the certificates representing the shares properly accepted together with an Officer’s Certificate stating that such shares were accepted for payment by the Corporation in accordance with the terms of this Section 7(g). The Corporation or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the aggregate Offer Price of the shares tendered by such Holder and accepted by the Corporation for purchase. In the event any certificate that represents more than one share of Series B Preferred Stock, not all of which were accepted for purchase, is surrendered for tender at any office or agency of the Corporation designated for that purpose (with, if the Corporation or the Transfer Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Transfer Agent duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), the Corporation shall execute, and the Transfer Agent shall authenticate and deliver to the Holder of such shares of Series B Preferred Stock, without service charge, a new certificate or certificates, representing any number of shares of Series B Preferred Stock, as requested by such Holder, in an aggregate amount equal to the number of shares not accepted for purchase and represented by the certificate so surrendered.

(h) Redemption by Application of Equity Offering Net Proceeds. If, after the Initial Optional Redemption Date, the Corporation conducts an Equity Offering or Offerings and the Available Net Proceeds (including Available Net Proceeds from Equity Offerings conducted prior to such date, and taking into account any resets referred to in the last sentence of Section 7(f)) exceed $5,000,000, then the Corporation shall use the Available Net Proceeds to redeem, out of funds legally available for payment on account of such redemption, on a pro rata basis, the Series B Preferred Stock at the Redemption Price. The Corporation shall not be required to make any such redemption in respect of any Equity Offering consummated after March 31, 2015. The Corporation, upon the receipt of such Available Net Proceeds exceeding $5,000,000, shall fix a Redemption Date, which shall be no later than 60 calendar days from the date of such receipt, and the Corporation or, at its written request received by the Transfer Agent not fewer than 45 calendar days prior (or such shorter period of time as may be acceptable to the Transfer Agent) to the Redemption Date, the Transfer Agent in the name of and at the expense of the Corporation, shall mail or cause to be mailed a notice of such redemption not fewer than 20 calendar days prior to the Redemption Date to each Holder of Series B Preferred Stock; provided that if the Corporation shall give such notice, it shall also give written notice of the Redemption Date to the Transfer Agent.

(i) Redemption at the Option of the Holders on June 30, 2015.

(i) On the Redemption Date of June 30, 2015, the Corporation shall, at the option of each Holder, be required, if funds are legally available therefor, to redeem at the Redemption Price any Outstanding shares of Series B Preferred Stock for which a written redemption notice has been properly delivered by such Holder to the Transfer Agent and not withdrawn. Holders may submit their shares of Series B Preferred Stock for redemption to the Transfer Agent at any time from the Open of Business on the date that is 45 Business Days prior to such Redemption Date until the Close of Business on the Business Day that is three Business Days prior to such Redemption Date.

(ii) The Corporation or, at its written request received by the Transfer Agent not fewer than 45 calendar days prior (or such shorter period of time as may be acceptable to the Transfer Agent) to the Redemption Date, the Transfer Agent in the name of and at the expense of the Corporation, shall mail, or cause to be mailed, to each Holder of Series B Preferred Stock by first class mail, a notice on a date not less than 45 Business Days prior to such Redemption Date. Such notice shall specify the CUSIP number of the Series B Preferred Stock, the Redemption Date (which shall be a Business Day), the Redemption Price, the place or places where Series B Preferred Stock is to be surrendered for payment of the Redemption Price and that payment will be made upon presentation and surrender of such Series B Preferred Stock, that dividends accumulated and unpaid to the Redemption Date will be paid as specified in said notice, that on and after the Redemption Date dividends in respect of the shares of Series B Preferred Stock redeemed on such date will cease to accumulate, the Conversion Rate, and the procedures that Holders must follow to require the Corporation to redeem their Series B Preferred Stock.

(iii) A Holder of shares of Series B Preferred Stock may exercise its rights specified in this Section 7(i) by surrendering the certificate representing such shares, with the form entitled “Option of Holder to Elect Redemption” on the reverse of the certificate completed, to the Corporation or a Paying Agent at the address specified in the notice referred to in Section 7(i)(ii) or upon delivery of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Series B Preferred Stock, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Holder Redemption Notice”) to the Transfer Agent at any time prior to the Close of Business on the Business Day that is three Business Days prior to the June 30, 2015 Redemption Date. The Holder Redemption Notice must specify (A) the certificate numbers for such shares in respect of which such notice is being submitted or, if such shares are represented by Global Series B Preferred Stock, such information as may be required by the Depositary, (B) the number of shares of Series B Preferred Stock with respect to which such notice is being submitted, and (C) that the Corporation shall redeem such Preferred Stock in accordance with the applicable provisions of this Restated Certificate. The Transfer Agent and Paying Agent shall promptly notify the Corporation of the receipt of any Holder Redemption Notice.

(iv) The delivery of such shares of Series B Preferred Stock to be redeemed by the Corporation to the Transfer Agent (together with all necessary endorsements) at the office of the Transfer Agent, or the book-entry transfer of such shares if such shares are Global Series B Preferred Stock, shall be a condition to the receipt by the Holder of the Redemption Price.

(v) Any Holder Redemption Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Transfer Agent prior to the Close of Business on the Business Day that is three Business Days prior to the June 30, 2015 Redemption Date. The notice of withdrawal must specify (A) the certificate numbers for such shares in respect of which such notice of withdrawal is being submitted or, if such shares are represented by Global Series B Preferred Stock, such information as may be required by the Depositary, (B) the number of shares of Series B Preferred Stock with respect to which such notice of withdrawal is being submitted, and (C) the number of shares of Series B Preferred Stock, if any, that remain subject to the original Holder Redemption Notice and that have been or will be delivered for redemption by the Corporation.

(j) Redemption at the Option of the Holders Upon Dividend Default. If at any time dividends on any shares of Series B Preferred Stock shall be unpaid as of the Dividend Payment Date with respect to, and therefore in arrears for, any Dividend Period (other than a Dividend Period as to which the Corporation shall have made an election pursuant to Section 3(i)), and such arrearage shall have continued for a period of 30 days, then the Holders of not less than 25% of the aggregate number of shares of Series B Preferred Stock then Outstanding may send a written notice to the Corporation requiring the Corporation to redeem, if funds are legally available therefor, all Outstanding shares of Series B Preferred Stock. The Corporation upon receipt of such notice shall fix a Redemption Date, which shall be as promptly as possible after receipt of such notice but no later than 15 calendar days from the date of receipt of such notice from such Holders, and the Corporation or, at its written request, the Transfer Agent in the name of and at the expense of the Corporation, shall mail or cause to be mailed a notice of such redemption not fewer than 5 calendar days prior to the Redemption Date to each Holder of Series B Preferred Stock; provided that if the Corporation shall give such notice, it shall also give written notice of the Redemption Date to the Transfer Agent.

(k) Conversion Arrangement Upon Redemption. In connection with any redemption of shares of Series B Preferred Stock, the Corporation may arrange for the purchase and conversion of any shares of Series B Preferred Stock by an agreement with one or more investment banks or other purchasers to purchase such shares by paying to the Transfer Agent and Paying Agent in trust for the Holders of such shares, on or before the Redemption Date, an amount not less than the Redemption Price for such shares. Notwithstanding anything to the contrary contained in this Section 7, the obligation of the Corporation to pay the Redemption Price of such shares, including accumulated and unpaid dividends to, but excluding, the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Transfer Agent prior to the date fixed for redemption, any shares of Series B Preferred Stock not duly surrendered for conversion by the Holders thereof may, at the option of the Corporation, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Section 8) surrendered by such purchasers for conversion, all as of immediately prior to the Close of Business on the Redemption Date (and the right to convert any such shares shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Corporation, the Transfer Agent shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Corporation for the redemption of shares of Series B Preferred Stock.

8. Conversion Rights.

(a) Right to Convert. Subject to and upon compliance with the provisions of this Section 8, at any time after the Lock-Up Expiration Date, the Holder of any share of Series B Preferred Stock shall have the right, at such holder’s option, to convert such share, together with dividends (whether or not declared) accumulated and unpaid thereon to, but not including, the Conversion Date, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the share to be so converted, together with any required funds, in the manner provided in Section 8(b).

If any shares of Series B Preferred Stock have been called for redemption pursuant to Section 7, such shares may, at a Holder’s option, be converted, at any time until the Close of Business on the Business Day immediately preceding the Redemption Date, unless the Corporation defaults in its obligation to pay the Redemption Price of such shares in accordance with Section 7(c)(iii), in which event such conversion right shall continue until the Corporation pays such Redemption Price in accordance with Section 7(c)(iii).

A Holder of shares of Series B Preferred Stock is not entitled to any rights of a holder of Common Stock until such Holder has converted his shares into Common Stock, and only to the extent such shares are deemed to have been converted into Common Stock under this Section 8.

(b) Exercise Of Conversion Privilege; Issuance Of Common Stock On Conversion; No Adjustment For Dividends. In order to exercise the conversion privilege with respect to any share of Series B Preferred Stock, the Corporation must receive at the office or agency of the Corporation maintained for that purpose the certificate representing such share with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such certificate duly endorsed for transfer, accompanied by the funds, if any, required by this Section 8(b). Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 8(g).

As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the share or shares so converted), the Corporation shall issue and shall deliver to such Holder at the office or agency maintained by the Corporation for such purpose, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock as determined by the Corporation in accordance with the provisions of this Section 8 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Corporation as provided in Section 8(c). In case fewer than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates are being converted, the Corporation shall execute and the Transfer Agent shall authenticate and deliver a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted.

Each conversion shall be deemed to have been effected as to any such shares of Series B Preferred Stock on the date (the “Conversion Date”) on which the requirements set forth above in this Section 8(b) have been satisfied as to such shares, and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares of Common Stock represented thereby; provided that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such shares of Series B Preferred Stock shall be surrendered. Notwithstanding the foregoing, in connection with a Change of Control Transaction, a Holder may submit the certificate representing share(s) of Series B Preferred Stock together with a completed notice of conversion in accordance with the first paragraph of this Section 8(b) indicating that conversion of such share(s) is to be contingent upon, and effective upon, the closing of such Change of Control Transaction. If such Change of Control Transaction is not consummated, or if such Holder shall have delivered to the Transfer Agent a written notice of withdrawal prior to the Close of Business on the Business Day immediately preceding the closing date of such Change of Control Transaction, then the conversion of such share(s) shall not be effected and the certificate representing such share(s) shall be returned to such Holder. Such notice of withdrawal must specify (A) the certificate numbers for the shares in respect of which such notice of withdrawal is being submitted or, if such shares are represented by Global Series B Preferred Stock, such information as may be required by the Depositary, (B) the number of shares of Series B Preferred Stock with respect to which such notice of withdrawal is being submitted, and (C) the number of shares of Series B Preferred Stock, if any, that remain subject to the original notice of conversion by such Holder and that have been delivered for conversion.

Any shares of Series B Preferred Stock surrendered for conversion during the period from the Close of Business on the Regular Record Date for any Dividend Payment Date to the Close of Business on the Business Day next preceding such Dividend Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Corporation, of an amount equal to the dividend otherwise payable on such Dividend Payment Date on the shares being converted, unless the Holder surrendering such shares for conversion was also the Holder of record of such shares being converted on such Regular Record Date and no transfer of such shares on the stock register occurred between such Regular Record Date and the Conversion Date. Except as provided above in this Section 8(b), no payment or other adjustment shall be made for dividends accumulated on any shares of Series B Preferred Stock converted or for dividends on any shares issued upon the conversion of such Series B Preferred Stock as provided in this Section 8.

Upon the conversion of a share of Series B Preferred Stock, any accumulated but unpaid dividends to the Conversion Date with respect to the converted share shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the share of Series B Preferred Stock being converted pursuant to the provisions hereof.

(c) Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of any shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. If any fractional share of stock would be issuable upon the conversion of any shares of Series B Preferred Stock, the Corporation shall make an adjustment and payment therefor in cash at the current market price thereof to the Holder of the shares so surrendered. For purposes of this Section 8(c) only, the current market price of a share of Common Stock shall be the Closing Sale Price on the last Trading Day immediately preceding the day on which the shares of Series B Preferred Stock are deemed to have been converted.

(d) Conversion Rate. Each share of Series B Preferred Stock shall be convertible into that number of shares of Common Stock determined by multiplying (i) the Conversion Rate then in effect by (ii) the quotient derived by dividing the then existing Liquidation Preference per share by the Stated Value per share. The “Conversion Rate” shall initially be determined by dividing the Stated Value per share by the Initial Conversion Price and shall be subject to adjustment as provided in this Section 8.

(e) Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Corporation as follows; provided that the Corporation shall not make any adjustments to the Conversion Rate if each Holder of Series B Preferred Stock participates (other than in the case of a share split or share combination) at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Series B Preferred Stock, in any of the transactions described in this Section 8(e), without having to convert its shares of Series B Preferred Stock, as if it held a number of shares of Common Stock equal to (x) the applicable Conversion Rate, multiplied by (y) the quotient derived by dividing the then existing Liquidation Preference per share by the Stated Value per share, multiplied by (z) the number of shares of Series B Preferred Stock held by such Holder:

(i) In case the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding shares of Common Stock in shares of Common Stock, or the Corporation shall effect a share split or share combination of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date or immediately after the Open of Business on such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date or immediately prior to the Open of Business on such effective date, as applicable; and

OS1	=	the number of the shares of Common Stock outstanding immediately after, and solely as a result of, giving effect to such dividend, distribution, share split or share combination.

Any adjustment made pursuant to this Section 8(e)(i) shall become effective immediately after the Close of Business the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 8(e)(i) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than (i) as a result of a reverse share split or share combination or (ii) with respect to the Corporation’s right to readjust the Conversion Rate as described in the immediately preceding sentence).

(ii) In case the Corporation shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 60 calendar days after the Record Date for the issuance of such rights and warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days immediately preceding the date such distribution is first publicly announced by the Corporation, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the Close of Business on the Record Date for the issuance of such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Record Date had not been fixed. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Corporation’s right to readjust the Conversion Rate as described in the two immediately preceding sentences).

In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the average of the Closing Sale Prices of the Common Stock for the 10 Trading Days immediately preceding the date such distribution is first publicly announced by the Corporation, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation or evidences of its indebtedness or assets (including cash or securities, but excluding (i) any rights or warrants referred to in Section 8(e)(ii), (ii) any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 8(e)(i) and (iii) Spin-Offs to which the provisions set forth below in this Section 8(e)(iii) apply) (any of the foregoing hereinafter in this Section 8(e)(iii) called the “Distributed Property”), then, in each such case (unless the Corporation elects to reserve such Distributed Property for distribution to the Holders upon the conversion of the Series B Preferred Stock so that any such Holder converting shares of Series B Preferred Stock will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Distributed Property which such Holder would have received if such Holder had converted its shares of Series B Preferred Stock into Common Stock immediately prior to the Record Date for such distribution of the Distributed Property) the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date;

SP0	=	the Current Market Price; and

FMV	=	the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive) on such Record Date of the portion of the Distributed Property so distributed applicable to one share of Common Stock.

Such increase in the Conversion Rate shall become effective immediately after the Close of Business on the Record Date for such distribution; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on such Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Property such

Holder would have received had such Holder converted its shares of Series B Preferred Stock on the Record Date for such distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 8(e)(iii) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date for such distribution.

Notwithstanding the foregoing, if the Distributed Property distributed by the Corporation to all holders of its Common Stock consist of Capital Stock of, or similar equity interest in, a Subsidiary or other business unit of the Corporation or a Subsidiary, where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of such distribution) on a United States national or regional or non-U.S. securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the Valuation Period (as defined below);

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Valuation Period;

FMV0	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of “Closing Sale Price” as if such Capital Stock or similar equity interest were Common Stock) over the first 10 consecutive Trading Day period commencing on, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be determined as of the Close of Business on the last Trading Day of the Valuation Period but will be given effect immediately after the Close of Business on the Record Date of the Spin-Off; provided that in respect of any conversion during the Valuation Period, references within this Section 8(e)(iii) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date of such Spin-Off to, and including, the Conversion Date in determining the applicable Conversion Rate; and provided further, that the Corporation may in lieu of the foregoing adjustment make adequate provision so that each Holder shall have the right to receive upon conversion the amount of Distributed Property such Holder would have received had such Holder converted its shares of Series B Preferred Stock on the Record Date with respect to such distribution. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Corporation’s right to readjust the Conversion Rate as described in the immediately preceding sentence).

Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 8(e) (and no adjustment to the Conversion Rate under this Section 8(e) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 8(e)(iii). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Restated Certificate, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 8(e) was made, (1) in the case of any such rights or warrants that shall all have been redeemed without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 8(e)(iii) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed or reserved by the Corporation for distribution to Holders upon conversion by such Holders of shares of Series B Preferred Stock into Common Stock.

For purposes of this Section 8(e)(iii) and Section 8(e)(i) and (ii), any dividend or distribution to which this Section 8(e)(iii) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 8(e)(iii) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 8(e)(i) and (ii) with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Close of Business on such Record Date” within the meaning of Section 8(e)(i).

(iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary), then, in such case, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after to Close of Business on such Record Date;

SP0	=	the Current Market Price; and

C	=	the amount in cash per share the Corporation distributes to holders of Common Stock.

The increase in the Conversion Rate under the preceding paragraph shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on such Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted its shares of Series B Preferred Stock on the Record Date. If such dividend or distribution is not so paid or made, such Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Corporation’s right to readjust the Conversion Rate as described in the immediately preceding sentence).

(v) In case a tender or exchange offer made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Expiration Time;

CR1	=	the Conversion Rate in effect immediately after the Expiration Time;

FMV	=	the Fair Market Value (as determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”);

OS0	=	the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time;

OS1	=	the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time; and

SP1	=	the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time.

The increase in the Conversion Rate under the preceding paragraph shall become effective immediately after the Expiration Time. If the Corporation or any Subsidiary is obligated to purchase shares pursuant to any such tender or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Corporation’s right to readjust the Conversion Rate as described in the immediately preceding sentence).

(vi) For purposes of this Section 8(e), the following terms shall have the meaning indicated:

(A) “Current Market Price” shall mean the average of the daily Closing Sale Prices per share of Common Stock for the 10 consecutive Trading Days ending not later than the earlier of such date of determination and the day before the “ex” date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purposes of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

If another issuance, distribution, subdivision or combination to which Section 8(e) applies occurs during the period applicable for calculating “Current Market Price” pursuant to the definition in the preceding paragraph, “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

(B) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

(C) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(vii) To the fullest extent permitted by law, the Corporation may make such increases in the Conversion Rate, in addition to those required by this Section 8, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the fullest extent permitted by applicable law and the rules of The NASDAQ Stock Market or any other securities exchange on which the Common Stock is then listed, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall mail to each Holder of Series B Preferred Stock at the address of such Holder as it appears in the stock register a notice of such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(viii) Notwithstanding anything to the contrary in this Section 8, the Conversion Rate shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of the Corporation’s Subsidiaries;

(C) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under Section 8(e)(v);

(D) for a third-party tender offer (other than a tender offer by any Subsidiary of the Corporation as described under Section 8(e)(v));

(E) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the Issue Date;

(F) solely for a change in the par value of the Common Stock; or

(G) for accumulated and unpaid dividends, if any.

(ix) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided that any adjustments that by reason of this Section 8(e)(ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. To the extent the Series B Preferred Stock becomes convertible into cash, assets, property or securities (other than capital stock of the Corporation), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on any cash into which the Series B Preferred Stock may be convertible.

(x) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Conversion Agent an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until the Conversion Agent shall have received such Officer’s Certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of Series B Preferred Stock at its last address appearing in the stock register within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(xi) In any case in which this Section 8(e) provides that an adjustment shall become effective immediately after (1) a Record Date for an event, (2) the Record Date for a dividend or distribution described in Section 8(e)(i), (3) the Record Date for the issuance of rights or warrants as described in Section 8(e)(ii) or (4) the Expiration Time for any tender or exchange offer pursuant to Section 8(e)(v) (each a “Determination Date”), the Corporation may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any shares of Series B Preferred Stock converted after such

Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 8(c). For purposes of this Section 8(e)(xi), the term “Adjustment Event” shall mean:

(A) in any case referred to in clause (1) hereof, the occurrence of such event,

(B) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(C) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(D) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(xii) For purposes of this Section 8(e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

(f) Effect of Reclassification, Merger, Consolidation or Sale on Conversion Privilege. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 8(e)(e)(i) applies), (ii) any consolidation, merger or combination of the Corporation with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Corporation to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then each share of Series B Preferred Stock Outstanding immediately prior to such transaction shall, without the consent of the Holders of Series B Preferred Stock, be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Series B Preferred Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Series B Preferred Stock) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 8(f) the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

The Corporation shall cause notice of the application of this Section 8(f) to be mailed to each holder of Series B Preferred Stock at its address appearing in the stock register within 30 days after the occurrence of any of the events specified in the first paragraph of this Section 8(f). Failure to deliver such notice shall not affect the legality or validity of any conversion right pursuant to this Section 8(f).

The above provisions of this Section 8(f) shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 8(f) applies to any event or occurrence, Section 8(e) shall not apply.

(g) Taxes on Shares Issued. The issuance of stock certificates on conversions of Series B Preferred Stock shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Series B Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(h) Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Corporation shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of shares of Series B Preferred Stock from time to time as such shares are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of Series B Preferred Stock, the Corporation will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Corporation covenants that all shares of Common Stock that may be issued upon conversion of Series B Preferred Stock will upon issue be fully paid and non-assessable by the Corporation and free from all taxes, liens and charges with respect to the issue thereof.

The Corporation covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Series B Preferred Stock hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Corporation will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Corporation covenants that, if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of Series B Preferred Stock; provided that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Series B Preferred Stock into Common Stock in accordance with the provisions of this Section 8, the Corporation covenants to list such Common Stock issuable upon conversion of Series B Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

(i) Notice to Holders Prior to Certain Actions. In case:

(i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 8(e); or

(ii) the Corporation shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(iii) of any reclassification or reorganization of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

(iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

the Corporation shall cause to be filed with the Registrar and to be mailed to each holder of Series B Preferred Stock at his address appearing in the stock register, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

(j) Stockholder Rights Plans. Each share of Common Stock issued upon conversion of Series B Preferred Stock pursuant to this Section 8 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Corporation, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the holders of Series B Preferred Stock would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of Series B Preferred Stock, the Conversion Rate shall be adjusted as if the Corporation distributed to all holders of Common Stock shares of the Corporation’s capital stock, evidences of indebtedness or assets (including securities but excluding rights or warrants to purchase Common Stock issued to all holders of Common Stock, Common Stock issued as a dividend or distribution on Common Stock and cash distributions), subject to readjustment in the event of the expiration, termination or redemption of the rights.

(k) Automatic Conversion by the Corporation.

(i) The Corporation may elect to automatically convert up to 50% of the shares of Series B Preferred Stock Outstanding as of the Close of Business on the last day of the Measurement Period defined below (and corresponding accumulated and unpaid dividends thereon) in whole or in part (an “Automatic Conversion”) at any time or from time to time after the Lock-Up Expiration Date if (i) the Closing Sale Price of the Common Stock has exceeded 150% of the IPO Price (as such price may be appropriately adjusted for any stock combinations or stock splits of or stock dividends on the Common Stock subsequent to the Issue Date) for at least 20 Trading Days in any 30 consecutive Trading Day period (such period, a “Measurement Period”), ending within five Trading Days prior to the date of the Automatic Conversion Notice (as defined below) and (ii) the average daily trading volume of the Common Stock for at least 20 Trading Days in such Measurement Period exceeds 200,000 shares or $2,500,000.

(ii) In addition to the Corporation’s right under Section 8(k)(i) above, the Corporation may elect to automatically convert up to all of the then Outstanding shares of Series B Preferred Stock (and corresponding accumulated and unpaid dividends thereon) in whole or in part at any time or from time to time after the Lock-Up Expiration Date if (i) the Closing Sale Price of the Common Stock has exceeded 160% of the IPO Price (as such price may be appropriately adjusted for any stock combinations or stock splits of or stock dividends on the Common Stock subsequent to the Issue Date) for at least 20 Trading Days in a Measurement Period ending within five Trading Days prior to the date of the Automatic Conversion Notice and (ii) the average daily trading volume of the Common Stock for at least 20 Trading Days in such Measurement Period exceeds 200,000 shares or $2,500,000.

(iii) If the Corporation desires to exercise its rights of Automatic Conversion, the Corporation or, at the written request and expense of the Corporation, the Registrar, shall mail or cause to be mailed to each Holder subject to such Automatic Conversion notice (the “Automatic Conversion Notice”) of an Automatic Conversion not more than 30 calendar days but not less than 10 calendar days prior to the date on which the shares of Series B Preferred Stock will be automatically converted (the “Automatic Conversion Date”). If the Corporation gives such notice, it shall also deliver a copy of such Automatic Conversion Notice to the Registrar. If such notice is to be given by the Registrar, the Corporation shall prepare and provide the form and content of such Automatic Conversion Notice to the Registrar. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any shares of Series B Preferred Stock designated for Automatic Conversion as a whole or in part shall not affect the validity of the proceedings for the Automatic Conversion of any other shares of Series B Preferred Stock.

(iv) Each Automatic Conversion Notice shall specify the number of shares of Series B Preferred Stock and amount of accumulated and unpaid dividends thereon to be automatically converted, the CUSIP number or numbers of the Series B Preferred Stock being automatically converted, the Automatic Conversion Date, that on and after said date dividends thereon or on the portion thereof to be automatically converted will cease to accumulate, the place or places where such shares of Series B Preferred Stock are to be surrendered for conversion, and the Conversion Rate then in effect.

(v) If fewer than all the Outstanding shares of Series B Preferred Stock are to be automatically converted on any given Automatic Conversion Date, the Automatic Conversion Notice shall identify the shares of Series B Preferred Stock to be automatically converted (including the certificate number, the total number of shares represented thereby and the number of such shares being automatically converted on the Automatic Conversion Date) and shall state that, in the event any certificate representing shares of Series B Preferred Stock, not all of which are to be automatically converted, is surrendered for conversion, a new certificate representing the unconverted portion of such shares will be issued.

(vi) If the Corporation opts to automatically convert less than all of the Outstanding shares of Series B Preferred Stock on any given Automatic Conversion Date, the Registrar shall select or cause to be selected the shares of Series B Preferred Stock to be automatically converted on a pro rata basis. If any certificate representing shares of Series B Preferred Stock selected for partial Automatic Conversion is submitted for voluntary conversion in part after such selection and before mailing of the Automatic Conversion Notice, the portion of such certificate submitted for voluntary conversion shall be deemed (so far as may be possible) to be the portion to be selected for Automatic Conversion. The shares of Series B Preferred Stock so selected shall be deemed duly selected for Automatic Conversion for all purposes hereof, notwithstanding that any such shares are submitted for voluntary conversion in part before the mailing of the Automatic Conversion Notice.

(vii) In the event of an Automatic Conversion, the Corporation shall issue and deliver a certificate or certificates for the number of shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock subject to such Automatic Conversion along with any cash in respect of any fractional shares of Common Stock otherwise issuable upon conversion.

(viii) All shares of Series B Preferred Stock subject to an Automatic Conversion shall be delivered to the Conversion Agent. In case fewer than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates are being converted, the Corporation shall execute and the

Transfer Agent shall authenticate and deliver a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted.

(ix) Upon conversion, dividends on the shares of Series B Preferred Stock so called for Automatic Conversion shall cease to accumulate, and the Holders thereof shall have no right in respect of such shares except the right to receive the shares of Common Stock and cash, if any, to which they are entitled pursuant to this Section 8(k).

(x) If any of the provisions of this Section 8(k) are inconsistent with applicable law at the time of such Automatic Conversion, such law shall govern.

9. Consolidation, Merger, Sale, Etc. The Corporation shall not consolidate with or merge into any other Person or Persons (whether or not affiliated with the Corporation), nor shall the Corporation or its successor or successors be a party or parties to successive consolidations or mergers, nor shall the Corporation sell, convey, transfer or lease all or substantially all of the property and assets of the Corporation to any other Person (whether or not affiliated with the Corporation) (a) unless in each case (i) any then Outstanding shares of Series B Preferred Stock remain Outstanding (other than shares redeemed, repurchased or converted in accordance with the provisions of Section 7 or Section 8, as the case may be) or, in the case of any merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and the entity issuing those preference securities is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and is a corporation for U.S. federal income tax purposes and (ii) such shares remaining Outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, that are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series B Preferred Stock immediately prior to the consummation of such transaction, taken as a whole, or (b) except as may be provided in a definitive agreement relating to such a transaction that has been approved by the stockholders of the Corporation (including the holders of the then Outstanding shares of Series B Preferred Stock). For purposes of this Section 9, the term “all or substantially all of the property and assets of the Corporation” shall be interpreted in the same manner as such term is interpreted with respect to indentures for debt securities that are governed by the law of the State of New York.

10. Certificates.

(a) Form and Dating. The Series B Preferred Stock certificate shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Restated Certificate. The Series B Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Corporation. Each Series B Preferred Stock certificate shall be dated the date of its authentication.

(i) Certificated Series B Preferred Stock. The Series B Preferred Stock shall be issued initially in the form of physical certificates in fully registered certificated form (“Certificated Series B Preferred Stock”).

(ii) Global Series B Preferred Stock. The Series B Preferred Stock may be issued in the form of one or more fully registered global certificates with the global securities legend set forth in Exhibit A hereto (the “Global Series B Preferred Stock”), which shall be deposited on behalf of the Holders represented thereby with the Transfer Agent, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Series B Preferred Stock represented by Global Series B Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary or its nominee as hereinafter provided.

(iii) Book-Entry Provisions. In the event Global Series B Preferred Stock is deposited with or on behalf of the Depositary, the Corporation shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Series B Preferred Stock certificates that (a) shall be registered in the name of the Depositary as Depositary for such Global Series B Preferred Stock or the nominee of the Depositary and (b) shall be delivered by the Transfer Agent to the Depositary or pursuant to the Depositary’s instructions or held by the Transfer Agent as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Section E with respect to any Global Series B Preferred Stock held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary or under such Global Series B Preferred Stock, and the Depositary may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Series B Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Series B Preferred Stock.

(b) Execution and Authentication. Two Officers shall sign the Series B Preferred Stock certificate for the Corporation by manual or facsimile signature, in accordance with the Corporation’s Bylaws and applicable law.

If an Officer whose signature is on a Series B Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series B Preferred Stock certificate, the Series B Preferred Stock certificate shall be valid nevertheless.

A Series B Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent signs the Series B Preferred Stock certificate by manual signature. The signature shall be conclusive evidence that the Series B Preferred Stock certificate has been authenticated under this Section E.

The Transfer Agent shall authenticate and deliver certificates of Series B Preferred Stock for original issue upon a written order of the Corporation in the form of an Officer’s Certificate. Such order shall specify the number of shares of Series B Preferred Stock to be authenticated and the date on which the original issue of the Series B Preferred Stock is to be authenticated.

The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate the certificates for the Series B Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Series B Preferred Stock whenever the Transfer Agent may do so. Each reference in this Section E to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(c) Transfer and Exchange.

(i) Transfer and Exchange of Certificated Series B Preferred Stock. When Certificated Series B Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Series B Preferred Stock or to exchange such Certificated Series B Preferred Stock for an equal number of shares of Certificated Series B Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Series B Preferred Stock surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing.

(ii) Restrictions on Transfer of Certificated Series B Preferred Stock for a Beneficial Interest in Global Series B Preferred Stock. Certificated Series B Preferred Stock may not be exchanged for a beneficial interest in Global Series B Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Series B Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Corporation and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct the Depositary to make, an adjustment on its books and records with respect to such Global Series B Preferred Stock to reflect an increase in the number of shares of Series B Preferred Stock represented by the Global Series B Preferred Stock, then the Transfer Agent shall cancel such Certificated Series B Preferred Stock and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Transfer Agent, the number of shares of Series B Preferred Stock represented by the Global Series B Preferred Stock to be increased accordingly. If no Global Series B Preferred Stock is then outstanding, the Corporation shall issue and the Transfer Agent shall authenticate, upon written order of the Corporation in the form of an Officer’s Certificate, a new Global Series B Preferred Stock representing the appropriate number of shares.

(iii) Transfer and Exchange of Global Series B Preferred Stock. The transfer and exchange of Global Series B Preferred Stock or beneficial interests therein shall be effected through the Depositary, in accordance with this Section E (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

(iv) Transfer of a Beneficial Interest in Global Series B Preferred Stock for Certificated Series B Preferred Stock.

(A) Any Person having a beneficial interest in Series B Preferred Stock may upon request, but only with the consent of the Corporation, exchange such beneficial interest for Certificated Series B Preferred Stock representing the same number of shares of Series B Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in Global Series B Preferred Stock, then, the Transfer Agent or the Depositary, at the direction of the Transfer Agent, shall cause, in accordance with the standing instructions and procedures existing between the Depositary and the Transfer Agent, the number of shares of Series B Preferred Stock represented by Global Series B Preferred Stock to be reduced on its books and records and, following such reduction, the Corporation shall execute and the Transfer Agent shall authenticate and deliver to the transferee Certificated Series B Preferred Stock.

(B) Certificated Series B Preferred Stock issued in exchange for a beneficial interest in a Global Series B Preferred Stock pursuant to this Section 9(c)(iv) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Series B Preferred Stock to the Persons in whose names such Series B Preferred Stock are so registered in accordance with the instructions of the Depositary.

(v) Restrictions on Transfer and Exchange of Global Series B Preferred Stock. Notwithstanding any other provisions of this Section E (other than the provisions set forth in Section 9(c)(vi)), Global Series B Preferred Stock may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(vi) Authentication of Certificated Series B Preferred Stock. If at any time:

(A) the Depositary notifies the Corporation that the Depositary is unwilling or unable to continue as Depositary for the Global Series B Preferred Stock and a successor Depositary for the Global Series B Preferred Stock is not appointed by the Corporation within 90 days after delivery of such notice;

(B) the Depositary ceases to be a clearing agency registered under the Exchange Act and a successor Depositary for the Global Series B Preferred Stock is not appointed by the Corporation within 90 days; or

(C) the Corporation, in its sole discretion, notifies the Transfer Agent in writing that it elects to discontinue the use of book-entry transfer through the Depositary (or any successor Depositary),

then the Corporation shall execute, and the Transfer Agent, upon receipt of a written order of the Corporation in the form of an Officer’s Certificate requesting the authentication and delivery of Certificated Series B Preferred Stock to the Persons designated by the Corporation, shall authenticate and deliver Certificated Series B Preferred Stock equal to the number of shares of Series B Preferred Stock represented by the Global Series B Preferred Stock, in exchange for such Global Series B Preferred Stock.

(vii) Cancellation or Adjustment of Global Series B Preferred Stock. At such time as all beneficial interests in Global Series B Preferred Stock have either been exchanged for Certificated Series B Preferred Stock, converted or cancelled, such Global Series B Preferred Stock shall be returned to the Depositary for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global Series B Preferred Stock is exchanged for Certificated Series B Preferred Stock, converted or canceled, the number of shares of Series B Preferred Stock represented by such Global Series B Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Series B Preferred Stock, by the Transfer Agent or the Depositary, to reflect such reduction.

(viii) Obligations with Respect to Transfers and Exchanges of Series B Preferred Stock.

(A) To permit registrations of transfers and exchanges, the Corporation shall execute and the Transfer Agent shall authenticate Certificated Series B Preferred Stock and Global Series B Preferred Stock as required pursuant to the provisions of this Section 9(c).

(B) All Certificated Series B Preferred Stock and Global Series B Preferred Stock issued upon any registration of transfer or exchange of Certificated Series B Preferred Stock or Global Series B Preferred Stock shall be the valid obligations of the Corporation, entitled to the same benefits under this Section E as the Certificated Series B Preferred Stock or Global Series B Preferred Stock surrendered upon such registration of transfer or exchange.

(C) Prior to due presentment for registration of transfer of any shares of Series B Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares of Series B Preferred Stock are registered as the absolute owner of such Series B Preferred Stock and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary.

(D) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Series B Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Corporation may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series B Preferred Stock certificates or Common Stock certificates.

(E) None of the Corporation, the Transfer Agent or the Registrar shall be required to exchange or register a transfer of (i) any Series B Preferred Stock for a period of 15 days next preceding any selection of Series B Preferred Stock to be redeemed, (ii) any Series B Preferred Stock called for redemption pursuant to Section 7, (iii) any Series B Preferred Stock surrendered for purchase (and not withdrawn) in accordance with Section 7, (iv) any Series B Preferred Stock surrendered for redemption at the option of the Holder thereof (and not withdrawn) pursuant to Section 7, or (v) any Series B Preferred Stock surrendered for conversion pursuant to Section 8.

(ix) No Obligation of the Transfer Agent.

(A) The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Series B Preferred Stock, any Agent Member or any other Person with respect to the accuracy of the records of the Depositary, if any, or its nominee or of any participant or member thereof, with respect to any ownership interest in the Series B Preferred Stock or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary, if any) of any notice or the payment of any amount, under or with respect to such Global Series B Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Series B Preferred Stock shall be given or made only to the Holders (which shall be the Depositary or its nominee in the case of the Global Series B Preferred Stock). The rights of beneficial owners in any Global Series B Preferred Stock shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members and any beneficial owners.

(B) The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Section E or under applicable law with respect to any transfer of any interest in any Series B Preferred Stock (including any transfers between or among Agent Members or beneficial owners in any Global Series B Preferred Stock) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Section E, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d) Replacement Certificates.

(i) If any of the Series B Preferred Stock certificates shall become mutilated or be lost, stolen or destroyed, the Corporation in its discretion may execute, and upon its written request the Transfer Agent or an authenticating agent appointed by the Transfer Agent shall authenticate and deliver, a new Series B Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the Series B Preferred Stock certificate so lost, stolen or destroyed. In every case, the applicant for a substituted Series B Preferred Stock certificate shall furnish to the Corporation, to the Transfer Agent and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Corporation, to the Transfer Agent and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Series B Preferred Stock certificate and of the ownership thereof.

(ii) The Transfer Agent or such authenticating agent, as the case may be, may authenticate any such substituted Series B Preferred Stock certificate and deliver the same upon the receipt of such security or indemnity and evidence, as described in the preceding paragraph, the Transfer Agent, the Corporation and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Series B Preferred Stock certificate, the Corporation or the Transfer Agent may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Series B Preferred Stock certificate representing shares of Series B Preferred Stock that have been called for redemption or surrendered for purchase or are to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Corporation may, in its sole discretion, instead of issuing a substitute Series B Preferred Stock certificate, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Series B Preferred Stock certificate), as the case may be, if the applicant for such payment or conversion shall furnish to the Corporation, to the Transfer Agent and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Corporation, the Transfer Agent and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Series B Preferred Stock certificate and of the ownership thereof.

(e) Temporary Certificates. Until definitive Series B Preferred Stock certificates are ready for delivery, the Corporation may prepare and the Transfer Agent shall, upon written request of the Corporation, authenticate and deliver temporary Series B Preferred Stock certificates. Temporary Series B Preferred Stock certificates shall be substantially in the form of definitive Series B Preferred Stock certificates, but with such omissions, insertions and variations as may be appropriate for temporary Series B Preferred Stock certificates, all as may be determined by the Corporation. Every such temporary Series B Preferred Stock certificate shall be executed by the Corporation and authenticated by the Transfer Agent upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Series B Preferred Stock certificates. Without unreasonable delay, the Corporation shall execute and deliver to the Transfer Agent definitive Series B Preferred Stock certificates and thereupon any or all temporary Series B Preferred Stock certificates may be surrendered in exchange therefor, at the office of the Transfer Agent, and the Transfer Agent shall authenticate and deliver in exchange for such temporary Series B Preferred Stock certificates definitive Series B Preferred Stock certificates representing an equal number of shares. Such exchange shall be made by the Corporation at its own expense and without any charge therefor. Until so exchanged, the temporary Series B Preferred Stock certificates shall in all respects be entitled to the same benefits and subject to the same limitations under this Section E as definitive Series B Preferred Stock certificates authenticated and delivered hereunder.

(f) Cancellation. All Certificated Series B Preferred Stock surrendered for the purpose of payment, redemption, purchase, conversion, exchange or registration of transfer shall, if surrendered to the Corporation, the Paying Agent, the Registrar or the Conversion Agent, be surrendered to the Transfer Agent and promptly canceled by it, or, if surrendered to the Transfer Agent, shall be promptly canceled by it, and no Certificated Series B Preferred Stock shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Section E. The Transfer Agent shall dispose of such canceled certificates in accordance with its customary procedures. In the event the Corporation shall purchase or otherwise acquire Certificated Series B Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation.

(i) At such time as all beneficial interests in Global Series B Preferred Stock have either been exchanged for Certificated Series B Preferred Stock, converted, repurchased or canceled, such Global Series B Preferred Stock shall thereupon be delivered to the Transfer Agent for cancellation.

(ii) The Transfer Agent and no one else shall cancel and destroy all Series B Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Corporation unless the Corporation directs the Transfer Agent to deliver canceled Series B Preferred Stock certificates to the Corporation. The Corporation may not issue new Series B Preferred Stock certificates to replace Series B Preferred Stock certificates to the extent they evidence Series B Preferred Stock that the Corporation has purchased or otherwise acquired.

11. Registrar and Transfer Agent. The duly appointed Transfer Agent (the “Transfer Agent”) and Registrar (the “Registrar”) for the Series B Preferred Stock shall be BNY Mellon Shareowner Services. The Corporation may, in its sole discretion, remove the Transfer Agent and Registrar in accordance with the agreement between the Corporation and the Transfer Agent and Registrar; provided that the Corporation shall appoint a successor transfer agent and registrar who shall accept such appointment prior to the effectiveness of such removal.

12. Paying Agent and Conversion Agent. The Corporation shall maintain in the United States (i) an office or agency in the United States where the Series B Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where the Series B Preferred Stock may be presented for conversion (the “Conversion Agent”). The Transfer Agent shall act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Corporation. The Corporation may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Corporation may change any Paying Agent or Conversion Agent without prior notice to any Holder. The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation. If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. The Corporation or any of its Affiliates may act as Paying Agent, Registrar or Conversion Agent.

13. No Preemptive Rights. No share of Series B Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

14. Currency. All payments and distributions on or with respect to the Series B Preferred Stock shall be made in U.S. currency. All references herein to “$”or “dollars” refer to U.S. currency.

15. Reacquired Shares. Shares of Series B Preferred Stock that are duly converted in accordance with Section 8 or that are repurchased or otherwise acquired by the Corporation shall, upon the effectiveness of such conversion, repurchase or reacquisition, resume the status of authorized but unissued shares of Preferred Stock, undesignated as to series and available for future issuance; provided that any such canceled shares of Series B Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series B Preferred Stock. The Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock.

16. Notices. With respect to any notice to a Holder of Series B Preferred Stock required to be provided this Section E, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice that was mailed in the manner provided in this Section E shall be conclusively presumed to have been duly given whether or not the Holder receives the notice. All notice periods referred to in this Section E shall commence on the date of the mailing of the applicable notice. Notice to any Holder of Series B Preferred Stock shall be given to the registered address set forth in the Corporation’s stock register, or for Global Series B Preferred Stock, to the Depositary in accordance with its procedures.

17. Legal Holidays. Any payments required to be made under this Section E on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay. Any actions required to be made this Section E on any day that is not a Business Day shall be taken on the next succeeding Business Day.

18. Calculations. Except as otherwise provided in this Section E, the Corporation shall be responsible for making all calculations called for under this Section E. These calculations include, but are not limited to, determinations of the Closing Sale Price and Daily VWAP of the Common Stock, accumulated dividends payable on the Series B Preferred Stock, the Aggregate Net Proceeds, the Available Net Proceeds, the amount of the Make-Whole Payment, and the Conversion Rate of the Series B Preferred Stock. The Corporation shall make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on the Holders of the Series B Preferred Stock. The Corporation shall provide a schedule of its calculations to the Transfer Agent, and the Transfer Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Transfer Agent will forward such calculations to any Holder upon the written request of such Holder.

19. Headings. The headings of the Sections of this Section E are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

ARTICLE V

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A. The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, by the vote of at least a majority of the directors of the Corporation then in office; which shall include the affirmative vote of at least one director from each class of the Board of Directors if the Board of Directors shall then be divided into classes. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or the certificate of incorporation of the Corporation, the bylaws may also be adopted, amended or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares of the capital stock of the Corporation entitled to vote in the election of directors, voting as one class; provided, however, that the affirmative vote of the holders representing only a majority of the voting power of the shares of the capital stock of the Corporation entitled to vote in the election of directors, voting as one class, shall be required if such adoption, amendment or repeal of the bylaws has been previously approved by the affirmative vote of at least two-thirds (2/3) of the directors of the Corporation then in office.

B. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

C. The books of the Corporation may be kept at such place within or without the State of Delaware as the bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors.

ARTICLE VI

A. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than five (5) nor more than fifteen (15) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the directors of the Corporation then in office. The Board of Directors, other than those directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV hereof, shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director until his successor shall be duly elected and qualified or until his earlier resignation, removal from office, death or incapacity. Upon the effectiveness of this Restated Certificate, the Board of Directors shall assign all members of the Board of Directors then in office to a class and those directors assigned to Class I shall hold office for a term expiring at the first regularly scheduled annual meeting of stockholders following the effectiveness of this Restated Certificate (the “Effective Time”), those directors assigned to Class II shall hold office for a term expiring at the second annual meeting of stockholders following the Effective Time, and those directors assigned to Class III shall hold office for a term expiring at the third annual meeting of stockholders following the Effective Time. At each succeeding annual meeting of stockholders, a number of directors equal to the number of directors whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.

B. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Directors chosen pursuant to any of the foregoing provisions shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires and until their successors are duly elected and have qualified or until their earlier resignation or removal. Additional directorships resulting from an increase in the number of directors pursuant to paragraph A of this Article VI shall be apportioned among the three classes as equally as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, or by the certificate of incorporation or the bylaws of the Corporation, may exercise the powers of the full board until the vacancy is filled.

C. Any director or the entire Board of Directors may be removed only for cause.

ARTICLE VII

A. No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

B. Special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board or the Chief Executive Officer of the Corporation or by a resolution adopted by the affirmative vote of a majority of the Board of Directors, and any power of stockholders to call a special meeting of stockholders is specifically denied.

C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the bylaws of the Corporation.

ARTICLE VIII

A. Limitation on Liability. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

B. Indemnification. Each person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified and advanced expenses by the Corporation, in accordance with the bylaws of the Corporation, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect. The right to indemnification and advancement of expenses hereunder shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the certificate of incorporation or bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

C. Insurance. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

D. Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

ARTICLE IX

The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article IX, Paragraph A of Article V, and Articles VI, VII and VIII.

*    *     *

FIFTH: This Third Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation.

SIXTH: This Third Amended and Restated Certificate of Incorporation was duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Written consent of the stockholders has been given with respect to this Third Amended and Restated Certificate of Incorporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, and written notice of the amendments reflected herein has been given to all stockholders who did not consent in writing to such amendments, as provided in Section 228.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chief Executive Officer and attested by its Secretary this     day of                     , 2011.

RENEWABLE ENERGY GROUP, INC.

By
Jeffrey Stroburg, Chief Executive Officer

Attest:

By
[ ], Secretary

EXHIBIT A

[Form of Face of Series B Preferred Stock Certificate]

[Global Securities Legend] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, NEW YORK CORPORATION (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

Number: [ ]	[ ] Shares

CUSIP No:

Series B Preferred Stock

(par value $.0001 per share)

(liquidation preference as specified below)

RENEWABLE ENERGY GROUP, INC., a Delaware corporation (the “Corporation”), hereby certifies that [            ] (the “Holder”) is the registered owner of fully paid and non-assessable shares of preferred stock of the Corporation designated the “Series B Preferred Stock,” par value $.0001 per share and initial liquidation preference $25.00 per share (the “Series B Preferred Stock”). The shares of Series B Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as the same may be amended from time to time in accordance with its terms (the “Restated Certificate”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Restated Certificate. The Corporation will provide a copy of the Restated Certificate to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Restated Certificate, which select provisions and the Restated Certificate shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Restated Certificate and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Preferred Stock evidenced hereby shall not be entitled to any benefit under the Restated Certificate or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Renewable Energy Group, Inc. has executed this certificate as of the date set forth below.

RENEWABLE ENERGY GROUP, INC.

By:
Name:
Title:

By:
Name:
Title:

Dated:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Series B Preferred Stock referred to in the within mentioned Restated Certificate.

BNY Mellon Shareowner Services, as Transfer Agent

By:

Name:
Title:	Authorized Signatory

Dated:

[Form of Reverse of Series B Preferred Stock Certificate]

RENEWABLE ENERGY GROUP, INC.

Series B Preferred Stock

Dividends on each share of Series B Preferred Stock shall be payable at a rate of 4.50% per annum as provided in the Restated Certificate or such greater amount as provided in the Restated Certificate.

The shares of Series B Preferred Stock shall be redeemable as provided in the Restated Certificate. The shares of Series B Preferred Stock shall be convertible into the Corporation’s Common Stock in the manner and according to the terms set forth in the Restated Certificate.

As required under Delaware law, the Corporation shall furnish to any Holder upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of the Corporation’s stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series B Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series B Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:

Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

CONVERSION NOTICE

To convert all of the shares of Series B Preferred Stock represented by this Certificate into shares of the Common Stock of the Corporation in accordance with the conditions of the Restated Certificate, check the box  ☐

To convert only a portion of the shares of Series B Preferred Stock represented by this Certificate, state the number of shares to be converted:

Any amount required to be paid by the undersigned on account of dividends accompanies this Certificate.

If you want the stock certificate for shares of Common Stock made out in another Person’s name fill in the form below, and you agree to pay all transfer taxes payable with respect thereto:

(Insert the other Person’s social security or taxpayer identification number)

(Insert address and zip code of the other Person)

Date:

Signature(s):
(Sign exactly as your name(s) appear(s) on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

The Corporation is not required to issue shares of Common Stock until the original Sereis B Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock as promptly as practicable following receipt of the original Preferred Stock Certificate(s) to be converted.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all of the shares of Series B Preferred Stock represented by this Certificate purchased by the Corporation in an Offer pursuant to the Restated Certificate, check the box:  ☐

If you want to elect to have only a portion of the shares of Series B Preferred Stock represented by this Certificate purchased by the Corporation in an Offer pursuant to the Restated Certificate, state the number of shares you elect to have purchased:

Date:

Signature(s):
(Sign exactly as your name(s) appear(s) on the other side of this Certificate)

(Social security or taxpayer identification number)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

OPTION OF HOLDER TO ELECT REDEMPTION

If you want to elect to have all of the shares of Series B Preferred Stock represented by this Certificate redeemed by the Corporation on June 30, 2015 pursuant to the Restated Certificate, check the box:  ☐

If you want to elect to have only a portion of the shares of Series B Preferred Stock represented by this Certificate redeemed by the Corporation on June 30, 2015 pursuant to the Restated Certificate, state the number of shares you elect to have redeemed:

Date:

Signature(s):
(Sign exactly as your name(s) appear(s) on the other side of this Certificate)

(Social security or taxpayer identification number)

SCHEDULE I1

SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

The initial number of shares of Series B Preferred Stock represented by this Global Series B Preferred Stock Certificate shall be                     . The following exchanges of a part of the Global Series B Preferred Stock represented by this Certificate have been made:

Date of Exchange	Amount of decrease in number of shares represented by this global Certificate	Amount of increase in number of shares represented by this global Certificate	Number of shares represented by this global Certificate following such decrease or increase	Signature of authorized officer of Transfer Agent and Registrar

[1]	To be included only for Global Series B Preferred Stock